UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event report)	April 26, 2018

Severn Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	0-49731	52-1726127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Westgate Circle, Suite 200, Annapolis, Maryland	21401
(Address of principal executive offices)	(Zip Code)

410-260-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if change since last report)

Check the appropriate box below if the Form8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Severn Bancorp, Inc. (the  “Company”) held its Annual Meeting of Shareholders on April 26, 2018, at which time it (a) elected three (3) individuals to serve a three-year term as director, and (b) ratified the appointment of BDO USA, LLP as the Company’s independent auditor for the fiscal year ending December 31, 2018.

The names of the directors who were elected at the Annual Meeting of Shareholders for a three year term are as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Alan J. Hyatt	6,428,038	944,689	2,530,494
James H. Johnson, Jr.	6,758,549	614,178	2,530,494
Mary Kathleen Sulick	6,769,105	603,622	2,530,494

The names of the directors whose terms of office continued after the Annual Meeting of Shareholders are as follows:

Raymond Crosby
David S. Jones
Eric Keitz
John Lamon
Albert Shields
Konrad Wayson

The shareholders of the Company ratified the appointment BDO USA, LLP as Bancorp’s independent auditor for the fiscal year ending December 31, 2018 as follows:

	Votes For	Votes Against	Votes Abstain
Appointment of BDO, LLP as independent auditor	9,773,594	122,966	6,631

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Severn Bancorp, Inc.

Dated: May 1, 2018	By:	/s/Paul B. Susie
Paul B. Susie
Chief Financial Officer and
Principal Accounting Officer